Exhibit 99.1
______________________________________________
PRESS RELEASE
Applied Aerospace & Defense
Reports Second Quarter 2026 Financial Results
Huntsville, AL — [August 12, 2026] — Applied Aerospace & Defense (NYSE: AADX)
(“Applied” or "the Company"), a premier provider of advanced design, engineering, and vertically integrated manufacturing solutions for leading and next-generation space and defense technology companies, today reported its financial results for the second quarter ended June
30, 2026.
Second Quarter 2026 & Recent Highlights:
•Generated record revenue of $167.3 million, up 47.4% year over year
•Incurred a net loss of $154.0 million primarily due to share-based compensation and transaction expenses related to the Company’s June 2026 initial public offering (“IPO”)
•Delivered record Adjusted EBITDA of $36.4 million, up 38.5% year over year
•Grew contract backlog to over $1.1 billion providing solid multi-year revenue visibility
•Successfully completed a $683.0 million IPO, raising approximately $635.6 million of net primary proceeds (after underwriting discounts, commissions, and offering expenses) via the sale of approximately 34.2 million primary shares of common stock at $20.00 per share
“The second quarter saw Applied successfully complete our initial public offering and begin our next chapter as a public company,” said Trip Ferguson, Chief Executive Officer of Applied. “The
IPO meaningfully strengthened our balance sheet and enhanced our financial flexibility, reducing pro forma net leverage to 2.7x, and provided new resources to invest in our people, our capabilities and our operations as we scale the business to support a broad and expanding range of our customers’ most critical programs.”
“Applied is positioned at the intersection of two powerful, long term, and uncorrelated demand drivers: an unprecedented growth outlook for the commercial space economy and a dynamic global threat environment that necessitates highly capable advanced manufacturing capacity and major new investments in defense technology," Ferguson explained.  "Across both end markets, the ability to manufacture highly engineered systems at the speed, quality, and scale required by our customers has never been more important.  Applied was purpose-built for this mission.  Our differentiated capabilities, long-tenured customer relationships and embedded positions across a diverse array of large and enduring programs of record and next-generation growth programs make us a trusted partner to the leading defense primes and bold new innovators in commercial space and defense technology.”
Ferguson continued, “Our second quarter performance reflects the strength of that position, with significant revenue growth across each of our three core markets.  Demand for space and launch systems remains high, demand for precision strike systems continues to build rapidly, we are ramping several important next-generation programs, and aftermarket demand remains strong as we enable mission readiness for our customers’ defense aviation fleets. Together with over $1.1 billion in backlog, this provides us with strong multi-year revenue visibility.  We are also making progress integrating our recent acquisitions and adding qualified capacity in the areas where our customers need it most. Looking ahead, we remain focused on operational excellence, disciplined investment, and expanding our content on enduring and next-generation programs to drive profitable growth and create long-term value for our customers and shareholders."
Second Quarter 2026 Financial Results
Consolidated revenue was $167.3 million, up 47.4% compared to the prior year period of $113.5 million. Revenue growth in the second quarter of 2026 was driven by strength across all the
Company’s key end markets, reflecting continued demand for our highly engineered systems and contributions from recent acquisitions.  Excluding the impact of acquisitions completed in
2026, revenue increased $22.5 million or 19.8%.
The following table presents the Company’s revenue disaggregated by end market for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Space and Launch Systems	$38,802	$24,476	$73,853	$50,807
Defense Aviation and Airborne Systems	78,929	75,309	158,352	147,351
C5ISR(1) and Precision Strike Systems	49,587	13,714	69,464	26,365
Total revenue	$167,318	$113,499	$301,669	$224,523
(1) Command, Control, Communication, Computers, Cyber, Intelligence, Surveillance, and
Reconnaissance
Revenue growth in Space and Launch Systems of $14.3 million was primarily attributable to increased volumes on launch vehicle and satellite production programs amid higher launch cadence and proliferated constellations.
Revenue growth in Defense Aviation and Airborne Systems of $3.6 million was primarily attributable to sustained aftermarket demand across a large installed base of aircraft, as well as continued new production activity. Demand is supported by increases in global defense budgets across a broad range of fixed-wing and rotorcraft platforms, including increasing funding for next-generation fixed-wing, vertical lift, and autonomous airborne systems.
Revenue growth in C5ISR and Precision Strike Systems of $35.9 million was primarily attributable to higher revenue across a range of integrated air and missile defense systems and radar programs. Near term demand is expected to remain supported by missile and munition rearmament, layered missile defense priorities, and continued national defense and budget investments in next-generation precision strike systems.
Contract Backlog
As of June 30, 2026, the Company had contract backlog of $1.13 billion.  Contract backlog represents the total value of existing contracts, less amounts previously invoiced, as of the backlog date.
Full Year 2026 Outlook
For the full year 2026, the Company expects total revenue of between $670 million and $690 million, and non-GAAP Adjusted EBITDA of between $150 million and $155 million.
Non-GAAP Adjusted EBITDA is provided in the full year 2026 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with
GAAP because such reconciliation cannot be prepared without unreasonable effort given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.
Conference Call and Webcast
Applied will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company's financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Applied’s website at https://investors.applied-ad.com/. For those unable to access the webcast, the conference call can be accessed by dialing (877)
407-0789 (domestic) or +1 (201) 689-8562 (international) and requesting the Applied Second
Quarter 2026 Earnings Conference Call. An audio replay of the conference call can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) and providing the passcode 13761567.
About Applied Aerospace & Defense
Applied Aerospace & Defense, Inc. is a premier provider of advanced design, engineering, and vertically integrated manufacturing solutions for leading and next-generation space and defense technology companies. Applied builds complex, mission-critical hardware for extreme operating environments across three core markets: Space & Launch Systems, Defense Aviation &
Airborne Systems, and C5ISR & Precision Strike Systems. With over 120 years of advanced manufacturing heritage, Applied employs a nationwide infrastructure of 11 purpose-built facilities across six states and more than 1.5 million square feet of production capacity, supported by IP-
enabled process expertise for the full lifecycle management of rapid prototyping, large-scale production, and aftermarket sustainment of enduring platforms. Applied Aerospace & Defense is a publicly traded company on the New York Stock Exchange (NYSE) under the ticker symbol
“AADX.” To learn more visit www.applied-ad.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements about our future results of operations, financial condition, business strategy, prospects, and plans and objectives.  Forward-looking statements may be identified by words such as “anticipate,” “believe,” “contemplate,” “continue,”
“could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,”
“target,” “will” or “would,” the negative of these words, or similar terms or expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements are based on our current expectations and projections about future events and trends we believe could affect our business, financial condition, results of operations, and prospects. These statements involve risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-
looking statements. Such risks, uncertainties and other factors include, without limitation:
•changes in economic, capital market, and political conditions in the U.S. and globally;
•changes in U.S. or foreign government defense spending, policies, and priorities;
•significant declines in business with key customers, or the cancellation, reduction, or deferral of customer orders;
•our performance on our contracts and programs, including our ability to control costs;
•the rapid pace of technological change, and the potential for reduced demand for our capabilities and products if we fail to keep up;
•our ability to establish and maintain important relationships with government agencies and prime contractors;
•requests or expectations from government customers that we make investments in our business that may not directly benefit stockholders;
•our acquisition strategy, including our ability to complete acquisitions on satisfactory terms and successfully integrate acquired businesses;
•our ability to attract, train, and retain experienced senior management and qualified engineering, operational, and other personnel, and the impact of work stoppages or other labor disruptions;
•shortages, delays, or increased costs associated with critical components, raw materials, and services from suppliers and subcontractors;
•disruptions affecting our manufacturing facilities and operations;
•our ability to renew facility leases on favorable terms, and the potential business impact associated with relocating operations, including risk to our information technology systems and security;
•technology failures, cybersecurity incidents, and unauthorized access to our information systems or sensitive proprietary information;
•settlements, penalties, remediation, and attorney’s fees if we fail to comply with the numerous legal and regulatory requirements to which we are subject;
•fines and compliance- and remediation-related costs associated with environmental, health and safety laws, regulations, and permitting requirements;
•pending, threatened, and future legal and regulatory proceedings, audits, investigations, and other contingencies;
•changes in trade policies, the implementation of sanctions, imposition of tariffs and counter-tariffs, and other trade measures and restrictions;
•our ability to protect and enforce our intellectual property rights and defend against infringement claims;
•our indebtedness, restrictive covenants under our credit facilities, and the effect of debt service obligations on our operational and financial flexibility; and
•other risks and uncertainties described in our filings with the Securities and Exchange
Commission.
You should not rely on forward-looking statements as predictions of future events. The forward-
looking statements in this press release relate only to events as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of this press release. We may not achieve the plans, intentions, or expectations in our forward-looking statements, and you should not place undue reliance on them. Our forward-
looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.
Applied Aerospace & Defense, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$18,108	$15,475
Accounts receivable, net	69,590	71,386
Contract assets	197,668	140,817
Inventories	60,963	57,375
Prepaid expenses and other current assets	8,735	6,521
Total current assets	355,064	291,574
Property, plant and equipment, net	167,037	119,777
Goodwill	581,427	342,491
Intangible assets, net	353,299	199,672
Other assets	43,392	45,787
Total assets	$1,500,219	$999,301
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$45,772	$37,894
Contract liabilities	25,287	21,550
Accrued expenses and other current liabilities	63,299	26,342
Current portion of long-term debt	5,318	7,068
Current portion of finance lease liabilities	1,825	1,628
Total current liabilities	141,501	94,482
Long-term debt, net	395,173	626,975
Finance lease liabilities, net of current portion	29,224	30,405
Deferred income taxes	55,804	35,184
Other non-current liabilities	50,636	52,791
Total liabilities	672,338	839,837
Shareholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 172,393,518 and 129,678,789 shares issued and outstanding at June 30, 2026 and December 31, 2025	1,724	1,297
Additional paid-in capital	1,058,943	221,850
Accumulated deficit	(232,140)	(63,037)
Accumulated other comprehensive loss	(646)	(646)
Total shareholders' equity	827,881	159,464
Total liabilities and shareholder's equity	$1,500,219	$999,301
Applied Aerospace & Defense, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$167,318	$113,499	$301,669	$224,523
Cost of goods sold	130,132	81,472	230,904	161,612
Gross profit	37,186	32,027	70,765	62,911
Selling, general, and administrative expenses	123,315	11,579	151,617	23,946
Intangible asset amortization expense	10,103	6,538	18,213	13,076
Operating (loss) income	(96,232)	13,910	(99,065)	25,889
Interest expense, net	26,249	16,934	44,020	33,654
Loss before income taxes	(122,481)	(3,024)	(143,085)	(7,765)
Income tax expense	31,490	1,651	26,018	4,223
Net loss and comprehensive loss	$(153,971)	$(4,675)	(169,103)	(11,988)

Net loss per share – basic and diluted	$(1.04)	$(0.05)	$(1.20)	$(0.14)
Weighted average shares outstanding – basic and diluted	148,176,486	88,550,670	140,398,304	88,334,005
Non-GAAP Financial Measures
We present in this press release certain financial information based on our Adjusted EBITDA and Adjusted EBITDA Margin. The non-GAAP financial measures are supplemental measures of our performance that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted to eliminate certain non-cash charges and other items not reflective of ongoing operations, which include: acquisition-related expenses, integration expenses and restructuring costs, share-based compensation expense and other costs. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as a percentage of revenue.
Although we use Adjusted EBITDA and Adjusted EBITDA Margin and for the purposes described above, these non-GAAP financial measures have inherent limitations and should neither be considered in isolation nor as substitutes for analyzing our financial results as reported under GAAP. For example:
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect significant interest expense or the related cash requirements to service our debt;
•These measures exclude depreciation and amortization, which are non-cash charges, but do not account for the future cash needs to replace depreciated or amortized assets;
•These measures exclude substantial amortization expense associated with our intangible assets, limiting the measures’ usefulness;
•These measures do not include our provision for income taxes which generally represents taxes paid in the period or that are payable in the future, which are necessary aspects of our operations;
•These measures exclude share-based compensation expense, which is an important component of employee compensation; and
•These measures exclude costs related to the IPO and certain acquisition-related and post-merger integration and restructuring costs, which are necessary elements of certain acquisitions.
Because of these limitations, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of cash available for investment in our business. Management addresses these limitations by evaluating these metrics alongside other GAAP measures, such as revenue, to assess our operating performance. These metrics are non-GAAP financial measures, are not defined by GAAP and should not be considered alternatives to net loss or cash flows from operations as determined under GAAP. Moreover, our methods of calculating
Adjusted EBITDA and Adjusted EBITDA Margin may differ from those used by other companies with similarly titled measures and therefore may not be directly comparable.
Adjusted EBITDA
The following table sets forth the reconciliation of net loss to Adjusted EBITDA and presentation of net loss margin and Adjusted EBITDA margin for the three and six months ended June 30,
2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net loss	$(153,971)	$(4,675)	$(169,103)	$(11,988)
Income tax (benefit) expense	31,490	1,651	26,018	4,223
Interest expense, net	26,249	16,934	44,020	33,654
Depreciation and amortization	15,127	9,664	27,236	19,387
Share-based compensation expense	110,086	802	110,842	1,604
Transaction costs(1)	5,176	48	19,161	562
Integration and restructuring costs(2)	2,047	1,336	4,320	3,377
Legal contingencies loss(3)	—	109	—	116
Management fees(4)	233	421	482	677
Other(5)	—	16	—	37
Adjusted EBITDA	$36,437	$26,306	$62,976	$51,649
Net loss margin	(92.0)%	(4.1)%	(56.1)%	(5.3)%
Adjusted EBITDA margin	21.8%	23.2%	20.9%	23.0%
(1)Includes transaction-related costs associated with mergers, acquisitions, and costs related to the IPO.
(2)Includes acquisition integration and restructuring costs, including plant consolidation and reconfiguration, reductions in force, and executive severance expense.
(3)Includes losses from legal disputes and settlements from third parties.
(4)Includes management fees paid to our parent company in accordance with our management services agreement which was terminated upon the closing of the IPO.
(5)Includes other costs that we believe are not indicative of day-to-day operations of the business.
###
Contacts:
David Myers, SVP Marketing & Strategy
David.Myers@applied-aerospace.com
Investor Contact:
Applied@icrinc.com